CENTRAL AND SOUTH WEST SYSTEM
SPECIAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2009)

ARTICLE I
Purposes and Effective Date

1.1           Purpose.  The Central and South West System Special Executive Retirement Plan is an unfunded, nonqualified deferred compensation plan maintained to provide certain benefits for eligible employees whose retirement benefits from the Retirement Plan (as defined below) are restricted due to limitations imposed by provisions of the Internal Revenue Code or who are entitled to supplemental benefits under the terms of an employment agreement between the eligible employee and a Participating Employer.

1.2           Effective Date.  The Plan originally was adopted by Central and South West Corporation in 1979.  It later was amended and restated effective as of July 1, 1997.  This Plan is now amended and restated effective as of January 1, 2009, except as otherwise provided.

ARTICLE II
Definitions

The following terms shall have the meanings set forth in this Article II.  Any undefined capitalized term in this Plan shall have the meaning set forth in the Retirement Plan.

2.1           “Accredited Service” means the period of time taken into account under the terms of the Retirement Plan for the purpose of computing a Retirement Plan benefit under the Final Average Pay Formula.

2.2           “Actuarial Equivalence” or “Actuarially Equivalent” will be determined using the assumptions and methods that are used in connection with the Cash Balance Formula under the Retirement Plan, regardless of whether the benefits under this Plan are determined under the Cash Balance Formula.

2.3           “Administrator” means American Electric Power Service Corporation.

2.4           “Base Compensation” means a Participant's regular base salary or base wage Earned through the date of the termination of employment of the Participant with the Participating Employers.  Base Compensation shall be determined (i) without adjustment for any salary or wage elections made pursuant to Sections 125 (regarding cafeteria plans, including pre-tax contributions for premiums and flexible spending accounts) and 402(e)(3) (regarding elective deferrals, including before-tax contributions under a Section 401(k) retirement savings plan) of the Code, (ii) without reduction for any contributions to the Supplemental Savings Plan; and (iii) excluding bonuses (such as, but not limited to, project bonuses and sign-on bonuses), compensation paid pursuant to the terms of an annual compensation plan, performance pay awards, severance pay, relocation payments, or any other form of additional compensation that is not part of regular base salary or base wage.

2.5           “Beneficiary” means the person or entity designated in accordance with the provisions of Section 7.3, to receive the distribution of death benefits provided for in Article VII.

2.6           “Board of Directors” means the Board of Directors of the Company.

2.7           “Cash Balance Formula” means the formula under the Retirement Plan by which Participants accrue benefits through credits to his or her Cash Balance Account (as defined in the Retirement Plan).  The Cash Balance Formula is effective beginning July 1, 1997.

2.8           “Cash Balance Unrestricted Benefit” means the Unrestricted Benefit calculated using the Cash Balance Formula.

2.9           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.10           “Committee” means the committee designated by the Administrator (or a person duly authorized to act on behalf of the Administrator) as responsible for the administration of the Plan.

2.11           “Company” means AEP Utilities, Inc., a Delaware corporation (formerly know as Central and South West Corporation).

2.12           “Corporation” means American Electric Power Company, Inc., a New York corporation, and its affiliates and subsidiaries.

2.13           “Determination Date” means the first day of the month immediately following the Participant's Termination; provided, however, with respect to Participants who have already separated from service but have not yet received a distribution under the Plan as of December 1, 2008, the Determination Date shall be the date specified in accordance with Article VI for the commencement date for payment of his or her Special Retirement Benefit.

2.14           “Employee” means such persons employed by a Participating Employer who are designated in the records of the Participating Employer in a classification that is eligible to participate in the Retirement Plan.

2.15           “Employment Contract” means an agreement between a Participating Employer and an Employee that provides the Employee with a non-qualified retirement benefit attributable to this Plan.

2.16           “ERISA” means the Employee Retirement Income Security Act of 1974 as amended from time to time.

2.17           “First Date Available” or “FDA” means (a) with respect to a Participant who is a Key Employee as of the date of such Participant’s Termination, the first day of the month next following the date that is six (6) months after the Participant’s Termination; (b) with respect to Participants who have already separated from service but have not yet received a distribution under the Plan as of December 1, 2008, the date specified in accordance with Article VI for the commencement date for payment of his or her Special Retirement Benefit (or, if such Participant fails to specify such a date, January 1, 2009); and (c) with respect to all other Participants, the first day of the month next following the Participant’s Termination.

2.18           “Grandfathered Participant” means a Participant who (i) is an employee of a Participating Employer on July 1, 1997, and (ii) has both attained age 50 and completed at least ten years of vesting service under the Retirement Plan on such date.

2.19           “HR Committee” means the Human Resources Committee of the board of directors of the Corporation (or any successor to such committee).

2.20           “Incentive Compensation” means incentive compensation Earned pursuant to the terms of an annual incentive compensation plan, provided that Incentive Compensation shall not include non-annual bonuses (such as but not limited to project bonuses and sign-on bonuses and amounts earned under a long-term incentive plan), severance pay, relocation payments, or any other form of additional compensation that is not considered to be part of Base Compensation.

2.21           “Key Employee” means a Participant who is classified as a “specified employee” at the time of Termination in accordance with policies adopted by the HR Committee in order to comply with the requirements of Section 409A(a)(2)(B)(i) of the Code and the guidance issued thereunder.

2.22           “Maximum Benefit” means the vested retirement benefit payable from the Retirement Plan under either a Prior Plan Formula or the Cash Balance Formula, as provided in Article IV and Article V and as calculated based upon the Participant’s marital status, Beneficiary, credited service, and earnings for services rendered to the Company, to the extent such are permitted by the Code and the Retirement Plan to be taken into account under the Final Average Pay Formula or the Cash Balance Formula, as applicable.

2.23           “Maximum Disability Period” means the last date any disability benefits may become payable under the terms of the American Electric Power System Long-Term Disability Plan in effect as of the later of December 31, 2008 or the last day on which the Participant’s initial payment election may be made in accordance with Section 6.3.

2.24           “Next Date Available” or “NDA” means the July 1 of the calendar year immediately following the calendar year in which falls the Participant’s Termination.

2.25           “Participant” means any exempt salaried Employee of a Participating Employer who has entered the Plan in accordance with Article III of this Plan and has accrued a benefit under the Plan.

2.26           “Participating Employer” means the Company and each subsidiary of the Corporation that is a participating employer under the Retirement Plan.

2.27           “Plan” means the Central and South West System Special Executive Retirement Plan, as amended and in effect from time to time.

2.28           “Plan Year” means the calendar year commencing each January 1 and ending each December 31.

2.29           “Premium Pay” means overtime pay and shift differential pay that is Earned during the relevant time period, but that is not a part of the Participant’s Base Compensation or Incentive Compensation.

2.30           “Prior Plan Formula” means the Career Average Pay Formula or the Final Average Pay Formula under the Retirement Plan.

2.31           “Retirement Plan” means the Central and South West System Cash Balance Retirement Plan sponsored by the Company, as amended and restated effective July 1, 1997, and as further amended and in effect from time to time, which is a defined benefit pension plan intended to qualify under Section 401(a) of the Code.

2.32           “Special Retirement Benefit” means the basic retirement benefit determined under Article IV of this Plan.

2.33           “Termination” means termination of employment with the Company and its subsidiaries and affiliates for any reason; provided that effective with respect to Participants whose employment terminates on or after January 1, 2005, determinations as to the circumstances that will be considered a Termination (including a disability and leave of absence) shall be made in a manner consistent with the written policies adopted by the HR Committee from time to time to the extent such policies are consistent with the requirements imposed under Code 409A(a)(2)(A)(i).

2.34           “Unrestricted Benefit” means the vested retirement benefit that would be payable from the Retirement Plan under either a Prior Plan Formula or the Cash Balance Formula, as described in Article IV and Article V, assuming Sections 401(a)(17) (Compensation Limit) and 415 (Limitation on Benefits) of the Code are not applicable.  The calculation of the Unrestricted Benefit also shall take into account other adjustments specified in an Employment Contract.

ARTICLE III
Participation in the Plan

3.1           Eligibility.  All exempt salaried Employees of a Participating Employer shall be eligible to participate in this Plan so long as such Employee is either (A) entitled to a Special Retirement Benefit under the terms of an Employment Contract, or (B) both (1) a participant in the Retirement Plan, and (2) satisfies one of the following conditions below:

(a)	The Employee’s Base Compensation for the current or any prior Plan Year exceeds the limitation of Section 401(a)(17) of the Code,

(b)	The Employee was a Participant in this Plan as of July 1, 1997, or

(c)
The Employee’s Base Compensation plus Incentive Compensation plus Premium Pay for the current or any prior Plan Year (that ends on or after July 1, 1997, in that such amounts were taken into account for the calendar year 1997 in calculating the opening balance for Participants under the Cash Balance Formula) exceeds the limitation of Section 401(a)(17) of the Code.

All such eligibility determinations generally shall be made by December 31 of each year or such other time as set forth in an Employee Contract.

3.2           Duration.  An Employee who becomes a Participant shall continue to be a Participant until his or her Termination or the date he or she is no longer entitled to receive a Special Retirement Benefit under this Plan.

ARTICLE IV
Primary Benefit

4.1           General Benefits.  Upon a Participant's Termination, the Participant shall be entitled to a Special Retirement Benefit calculated as of the Participant’s Determination Date, as determined under this Article IV, to the extent vested, to be paid at the time and in the form determined in accordance with Article VI of this Plan.  Except as otherwise specified in Article X, a Participant’s Special Retirement Benefit shall become vested at the same time and to the same extent as may be provided under the terms of the Retirement Plan.  Notwithstanding the foregoing, the amount, calculation methodology, or vesting of a Participant’s Special Retirement Benefit may be reduced or otherwise modified in the manner described in an Employment Contract.  Additionally, if the Committee determines that a Participant has incurred a liability to, or otherwise damaged, the Corporation, the Company or any Participating Employer, the Committee shall have the authority and power, in its sole discretion, to reduce any portion or all of the amounts that might otherwise become payable to such Participant under the terms of this Plan by the amount of such liability or damage, as reasonably determined by the Committee.

4.2           Calculation Methodology.  For purposes of calculating the Special Retirement Benefit under Sections 4.3, 4.4 and 4.5 of this Plan, the following rules shall apply.

(a)
To the extent a Participant’s form of benefit under Article VI is a lump sum or installments, this calculation shall be based on the lump sum of the Unrestricted Benefit and Maximum Benefit.  To the extent a Participant’s form of benefit under Article VI is an annuity, this calculation shall be based on the single life annuity value of the Unrestricted Benefit and Maximum Benefit.  If a Participant’s form of benefit under Article VI is a combination lump sum distribution and life annuity [as set forth in Section 6.2(b)(5)], both calculations shall be made and the appropriate elected percentage applied to each.

(b)
For purposes of calculating the Unrestricted Benefit using the Cash Balance Formula under Sections 4.3, 4.4, 4.5 and 5.2, and for purposes of calculating the Pension Equity Floor under Article V, annual Compensation taken into account shall be limited to the greater of $1,000,000 or 200% of the Participant’s Base Compensation in effect on the last day of each applicable Plan Year (or if earlier, the date of Termination).

4.3           Amount of Benefit for Cash Balance Participants.  A Participant in this Plan whose Retirement Plan benefit takes into account only the Cash Balance Formula shall be entitled to receive a benefit equal to the excess (if any) of the benefit calculated under paragraph (a) below over the benefit calculated under paragraph (b) below.

(a)	The Unrestricted Benefit calculated using the Cash Balance Formula.

(b)	The Maximum Benefit calculated using the Cash Balance Formula.

4.4           Benefits for Non-Grandfathered Prior Plan Formula Participants.

(a)	Eligibility. If the following conditions are satisfied, a Participant shall receive the benefit described in Section 4.4 instead of the benefit calculated under Section 4.3.

(1)	The Participant accrued a benefit under this Plan as of July 1, 1997; and

(2)	The Participant is not a Grandfathered Participant.

(b)	Amount of Benefit. The benefit under this Section 4.4 is equal to the excess, if any, of the benefit determined under paragraph (1) below over the benefit determined under paragraph (2) below:

(1)	The greater of (a) the Unrestricted Benefit the Participant had accrued as of July 1, 1997, using the Prior Plan Formula, or (b) the Unrestricted Benefit calculated using the Cash Balance Formula.

(2)	The greater of (a) the Maximum Benefit the Participant had accrued as of July 1, 1997, using the Prior Plan Formula, or (b) the Maximum Benefit calculated using the Cash Balance Formula.

4.5           Benefit for Grandfathered Participants.

(a)	Eligibility. A Grandfathered Participant will receive the benefit in either Section 4.5(b) or 4.5(c) as applicable.

(b)
Lump Sum or Installment Benefits.  To the extent a Participant is to receive his or her benefits under this Plan in the form of a lump sum or installments, the benefit under this Section 4.5(b) is equal to the excess, if any, of the benefit determined under paragraph (1) below over the benefit determined under paragraph (2) below.

(1)	The greater of (a) the Unrestricted Benefit calculated using the Prior Plan Formula, or (b) the Unrestricted Benefit calculated using the Cash Balance Formula.

(2)	The greater of (a) the Maximum Benefit calculated using the Prior Plan Formula, or (b) the Maximum Benefit calculated using the Cash Balance Formula.

(c)
Annuity Benefit.  To the extent a Participant is to receive his or her benefits under this Plan in the form an annuity, the benefit under this Section 4.5 (c) is the annuity benefit described in paragraph (1) or (2) below, whichever has the greater Actuarially Equivalent value.  Each annuity benefit will be valued at Termination by comparing the annuity payable in the normal form under the Retirement Plan assuming that payments will commence on the Determination Date.  The value of any annuity benefit payable that includes a cost of living adjustment shall be determined assuming that the future cost of living adjustments will be three percent (3%) per year.

(1)	The excess, if any, of the Unrestricted Benefit calculated using the Prior Plan Formula over the Maximum Benefit calculated using the Prior Plan Formula.

(2)	The excess, if any, of the Unrestricted Benefit calculated using the Cash Balance Formula over the Maximum Benefit calculated using the Cash Balance Formula.

4.6           Disability Accruals.  Notwithstanding anything in the Plan to the contrary, if a Participant incurs a Disability (under the terms of the Retirement Plan), the Participant may continue to accrue a benefit under this Plan from the date of such Disability through the Maximum Disability Period to the extent the Participant is receiving such disability accruals under the Retirement Plan, as paid in accordance with Section 6.6.

ARTICLE V
Pension Equity Floor
(formerly called the “Final Average Pay Cash Balance Benefit”)

5.1           Eligibility -- Cash Balance Participants.  Only Participants who were identified as of May 31, 2000, to receive a Final Average Pay Cash Balance benefit are entitled to have the Pension Equity Floor calculation described in Section 5.2.

5.2.           Potential Enhancement of Benefit.  The “Pension Equity Floor” for an eligible Participant under Section 5.1 of this Plan shall be equal to the benefit that would be payable under the cash balance provisions of the Retirement Plan if:

(a)
The Participant’s Cash Balance Account were credited with an amount determined by multiplying (1) the Participant’s highest average annual Base Compensation, Incentive Pay, and Premium Pay during any 36 consecutive calendar months in the 120 consecutive calendar months ending on the date of his or her Termination, by (2) the sum of the Participant’s annual compensation contribution percentages under the Retirement Plan (beginning with the Plan Year for which the Participant is first allocated annual contribution credit), but

(b)	without any interest credits under Retirement Plan, and

(c)
to be determined before applying any provision reducing retirement benefits because of limitation on compensation under Section 401(a)(17) of the Code or the maximum benefit limitations under Section 415 of the Code.

If the Pension Equity Floor is greater than the Cash Balance Unrestricted Benefit, the Pension Equity Floor shall be substituted in place of the Cash Balance Unrestricted Benefit under Section 4.3, 4.4, or 4.5, as applicable.

ARTICLE VI
Payment of Vested Special Retirement Benefits

6.1           Determination of Special Retirement Benefit.  Upon a Participant’s Termination for any reason other than the Participant’s death, the Participant’s Special Retirement Benefit shall be calculated as of the Participant’s Determination Date and, to the extent vested, distributed to the Participant in the manner described in Section 6.2.  If the Special Retirement Benefit is payable in the form of a lump sum or installments, any unpaid balance shall be credited with interest at the Annual Interest Crediting Rate under the Retirement Plan from the Determination Date until the date of payment.

6.2           General Timing of Payment.  A Participant generally is entitled to receive a Special Retirement Benefit upon Termination.  Payment generally will be made at the following times and in the following forms, as specified in a Participant’s Payment Election.

(a)
Pre-2009 Distributions.  If a payment is to be made or is to begin to be made before January 1, 2009, such benefits payable under the Plan will be paid or will begin at the same time as the Participant’s benefit is paid or begins under the Retirement Plan.  Such benefits also shall be payable in the same form as the Participant’s benefit is to be paid under the Retirement Plan, unless the Participant made a valid election to otherwise change the form of payment in accordance with the rules and procedures adopted by the Committee from time to time to receive his or her Special Retirement Benefit in a lump sum payment.

(b)
Post-2008 Distributions (other than to certain separated participants).  If benefits are payable under the Plan on or after January 1, 2009 to a Participant other than a Participant who has already separated from service but has not yet received a distribution under the Plan prior to January 1, 2009, such benefits will be paid or will begin to be paid at such time and form elected by the Participant in accordance with the following distribution options:

(1)	A single lump sum distribution

(a)         as of the First Date Available; or

(b)         as of the Next Date Available; or

(c)         as of the fifth anniversary of the First Date Available; or

(d)         as of the fifth anniversary of the Next Date Available; or

(2)       In five (5) annual installments commencing

(a)         as of the First Date Available; or

(b)         as of the Next Date Available; or

(c)         as of the fifth anniversary of the First Date Available; or

(d)         as of the fifth anniversary of the Next Date Available; or

(3)       In ten (10) annual installments commencing

(a)         as of the First Date Available; or

(b)         as of the Next Date Available;

(4)
As a single life annuity commencing on the First Date Available, or any Actuarially Equivalent “life annuity,” (in accordance with Treasury Regulation 1.409A-2(b)(ii)) and as available as an annuity option under the Retirement Plan.

(5)	A combination lump sum distribution and “life annuity” [as described in paragraph (b)(4), above] commencing as of the First Date Available, allocated in one of the following proportions:

(a)         25% as a lump sum distribution and 75% as a life annuity;

(b)         50% as a lump sum distribution and 50% as a life annuity; or

(c)         75% as a lump sum distribution and 25% as a life annuity.

(b)
Post-2008 Distributions To Certain Separated Participants.  If benefits are payable under the Plan on or after January 1, 2009 to a Participant who has already separated from service but has not yet received a distribution under the Plan prior to January 1, 2009, such benefits will be paid or will begin to be paid at such time and form elected by the Participant in accordance with the following distribution options:

(1)	A single lump sum distribution

(a)         as of January 1, 2009; or

(b)         as of January 1, 2010; or

(c)         as of January 1, 2011; or

(d)         as of January 1, 2012; or

(e)         as of January 1, 2013; or

(f)         as of January 1, 2014;

(2)       In five (5) annual installments commencing

(a)         as of January 1, 2009; or

(b)         as of January 1, 2010; or

(c)         as of January 1, 2011; or

(d)         as of January 1, 2012; or

(e)         as of January 1, 2013; or

(f)         as of January 1, 2014;

(3)       In ten (10) annual installments commencing

(a)         as of January 1, 2009; or

(b)         as of January 1, 2010; or

(c)         as of January 1, 2011; or

(d)         as of January 1, 2012; or

(e)         as of January 1, 2013; or

(f)         as of January 1, 2014;

(4)	As a single life annuity commencing on the First Date Available;

(5)	As a joint and 50% survivor life annuity commencing on the First Date Available; or

(6)	As a joint and 100% survivor life annuity commencing on the First Date Available.

(d)
Key Employees.  Notwithstanding the foregoing, with respect to any Participant who is a Key Employee, to the extent that any payments otherwise would have been made in the form of an annuity before the First Date Available, such payments shall be aggregated and paid on the First Date Available.

6.3           Participant Elections.  Each Participant in the Plan may make an election as to the time and form of payment of his or her Special Retirement Benefit, as provided in Section 6.2.  Participants must make such an election in accordance with the following deadlines.

(a)
Generally.  Except as otherwise provided in this Plan, a Participant must make his or her payment election by December 31 of the calendar year before the calendar year in which he or she first becomes a Participant in this Plan.

(b)
Newly Eligible Participants.  If an individual first becomes a Participant during a calendar year, and the Participant has not previously become a Participant in another plan that is required to be aggregated with this Plan under Treasury Regulation Section 1.409A-1(c)(2) or other guidance under Section 409A of the Code, the Participant may make an election by no later than the 30th day after becoming a Participant in the Plan.

(c)
Excess Benefit Plan Participants.  If an individual first becomes a Participant on or after January 1, 2008, and participation in this Plan is considered participation in an “excess benefit plan,” the Participant may make an election no later than the 30th day after the last day of the first calendar year in which the Participant satisfied the requirements to become a Participant, provided that such individual has neither an accrued benefit nor been allocated any deferral under any other excess benefit plan.  For this purpose, the term “excess benefit plan” means all nonqualified deferred compensation plans in which the individual participates, to the extent such plans do not provide for an election between the current compensation and deferred compensation and solely provide deferred compensation equal to the excess of the benefits the individual would have accrued under a qualified employer plan in which the individual also participates, in the absence of one or more of the limits incorporated into the plan to reflect one or more of the limits on contributions or benefits applicable to the qualified employer plan under the Code, over the benefits the individual actually accrues under the qualified employer plan, as described in Treasury Regulation Section 1.409A-2(a)(7)(iii).

(d)
Actuarially Equivalent Life Annuities.  A Participant who elected an annuity option described in Section 6.2(b)(4) or (5) of this Plan may make an irrevocable election within 60 days after the Determination Date to receive his or her benefits in the form of any other annuity option available under Section 6.2(b)(4) or (5) of this Plan.  If the Participant fails to make a timely election as to the form of annuity, the Participant shall be deemed to have selected a 100% joint and survivor annuity with the Participant’s Beneficiary as the survivor annuitant.

(e)
Default.  If a Participant fails to make an initial payment election in the times provided in this Section 6.3, the Participant shall be deemed to have elected to receive payment of his or her Special Retirement Benefit in a lump sum on the First Date Available.

(f)	Examples.

(1)
If an individual’s Employment Contract is effective May 31, 2009, and the Employment Contract provides that the Participant will receive a Special Retirement Benefit in a manner that causes this Plan not to be considered an excess benefit plan for that Participant, the Participant must make a payment election by June 30, 2009.

(2)
If an Employee is designated a Participant in 2009 because his or her compensation exceeded the limit under Section 401(a)(17) of the Code as of October 31, 2009, the Participant generally may make such an election by January 30, 2010.

(3)
A Participant made an election within 30 days of becoming eligible to participate in this Plan to receive his or her benefits in the form of a single life annuity under Section 6.2(b)(4).  The Participant expects to retire June 30, 2012.  At a reasonable time before the Determination Date, the Participant may make an election to receive an Actuarially Equivalent joint and survivor annuity under the Retirement Plan.

6.4           Rehired Employees.  An Employee whose employment is Terminated and then subsequently hired as an Employee of a Participating Employer after January 1, 2001, may not become an active Participant in the Plan with respect to compensation earned or service after such prior Termination.

6.5           Changes to Time and Form of Payment.  A Participant will not be permitted to change the form of payment of his or her Special Retirement Benefit unless (a) such election does not take effect until at least 12 months after the date on which the election is made, (b) in the case of an election related to payment not due to the Participant’s Disability or death, the first payment with respect to which such new election is effective is deferred for a period of not less than five (5) years from the date such payment would otherwise have been made, and (c) any election related to a payment based upon a specific time or pursuant to a fixed schedule may not be made less than 12 months prior to the date of Termination; provided, however, that an election to change from one type of annuity payment to a different, Actuarially Equivalent type of annuity payment shall not be considered a change to the form of payment for purposes of applying the restrictions and clauses (a), (b) and (c).

Notwithstanding the preceding paragraph of this Section 6.5, a Participant may change an election with respect to the time and form of payment of a Special Retirement Benefit, without regard to the restrictions imposed under the preceding paragraph, on or before December 31, 2008; provided that such election (a) applies only to amounts that would not otherwise be payable in the calendar year in which such election is made, and (b) shall not cause an amount to be paid in the calendar year in which the election is made that would not would otherwise be payable in such year.

6.6           Disability Payments.  If a Participant incurs a Disability that results in a Termination, the payment(s) of any accruals through such Termination will be governed by Section 6.2.  A Participant who is receiving Disability accruals under Section 4.6 after Termination shall receive payment of the Supplemental Retirement Benefits accrued after Termination in a lump sum as soon as practicable after the Maximum Disability Period.

6.7           Cash-Outs.  Notwithstanding any election made under this Plan,

(a)
if the Participant’s Special Retirement Benefit has a value of $10,000 or less on the Participant’s First Date Available, the Committee may require that the full value of the Participant’s Special Retirement Benefit be distributed as of the First Date Available in a single, lump sum distribution regardless of the form elected by such Participant, provided that such payment is consistent with the limited cash-out right described in Treasury Regulation Section 1.409A-3(j)(4)(v) or other guidance of the Code in that the payment results in the termination and liquidation of the entirety of the Participant’s interest under each nonqualified deferred compensation plan (including all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation 1.409A-1(c)(2) or other guidance of the Code) that is associated with this Plan; and the total payment with respect to any such single nonqualified deferred compensation plan is not greater than the applicable dollar amount under Code Section 402(g)(1)(B).  Provided, however,

(b)
Payment to a Participant under any provision of this Plan will be delayed at any time that the Committee reasonably anticipates that the making of such payment will violate Federal securities laws or other applicable law; provided however, that any payments so delayed shall be paid at the earliest date at which the Committee reasonably anticipates that the making of such payment will not cause such violation.

ARTICLE VII
Death Benefits

7.1           Death of Participant Before Determination Date.  Upon the death of a Participant prior to the Participant's Determination Date, the Participant’s Beneficiary shall be entitled to a deceased Participant’s Special Retirement Benefit under Article IV or Article V, whichever is applicable, as follows:

(a)
Calculation Methodology.  Except as otherwise set forth herein, the death benefits payable under Section 7.1 of this Plan shall be calculated using the applicable methodology and subject to all limitations as provided in Article IV (including as to the applicability of plan formulas, compensation taken into account as of the first day of the month immediately following the Participant’s death.

(b)	Amount.

(1)
If either (i) the Participant’s Beneficiary is not his or her Spouse or (ii) the Participant’s Supplemental Retirement Benefit does not take into account the Prior Plan Formula under Section 4.4 or 4.5, the amount of the benefit under this Section 7.1 is the amount equal to the excess (if any) of:

(a)	The Unrestricted Benefit with respect to the Participant calculated using the Cash Balance Formula; over

(b)	The Maximum Benefit with respect to the Participant calculated using the Cash Balance Formula.

(2)
If (i) the Participant’s Beneficiary is his or her Spouse and (ii) the Participant’s Supplemental Retirement Benefit is determined under Section 4.4, the benefit under this Section 7.1 is the amount equal to the excess (if any) of:

(a)
the greater of (1) the Unrestricted Benefit with respect to the Participant calculated using the Cash Balance Formula or (2) the pre-retirement survivor annuity calculated from the Unrestricted Benefit the Participant had accrued as of July 1, 1997 using the Prior Plan Formula; over

(b)
the greater of (1) the Maximum Benefit with respect to the Participant calculated using the Cash Balance Formula or (2) the pre-retirement survivor annuity calculated from the Maximum Benefit the Participant had accrued as of July 1, 1997 using the Final Average Pay Formula.

(3)
If (i) the Participant’s Beneficiary is his or her Spouse and (ii) the Participant’s Supplemental Retirement Benefit is determined under Section 4.5(b), the benefit under this Section 7.1 is the amount equal to the excess (if any) of:

(a)
the greater of (1) the Unrestricted Benefit with respect to the Participant calculated using the Cash Balance Formula or (2) the pre-retirement survivor annuity calculated from the Unrestricted Benefit using the Prior Plan Formula; over

(b)
the greater of (1) the Maximum Benefit with respect to the Participant calculated using the Cash Balance Formula or (2) the pre-retirement survivor annuity calculated from the Maximum Benefit using the Final Average Pay Formula.

(4)
If (i) the Participant’s Beneficiary is his or her Spouse and (ii) the Participant’s Supplemental Retirement Benefit is determined under Section 4.5(c), the benefit under this Section 7.1 is the annuity benefit described in paragraph (a) or (b) below, whichever has the greater Actuarially Equivalent value.  Each annuity benefit will be valued at the date of the Participant’s death by comparing the survivor annuity payable in the normal form under the Retirement Plan assuming that payments will commence on the first day of the month immediately following the Participant’s death.  The value of any annuity benefit payable that includes a cost of living adjustment shall be determined assuming that the future cost of living adjustments will be three percent (3%) per year.

(a)
The excess, if any, of the pre-retirement survivor annuity calculated from the Unrestricted Benefit calculated using the Prior Plan Formula over the pre-retirement survivor annuity calculated from the Maximum Benefit calculated using the Prior Plan Formula.

(b)	The excess, if any, of the Unrestricted Benefit calculated using the Cash Balance Formula over the Maximum Benefit calculated using the Cash Balance Formula.

(c)
Form.  The death benefit under this Section 7.1 shall be paid in the same form applicable to the Participant in accordance with the provisions of Article VI as of the date of the Participant’s death; provided to the extent the distribution would be in the form of an annuity, the death benefit shall be paid to the Beneficiary in the form of a single life annuity.

(d)	Timing. The death benefit under this Section 7.1 shall commence within 90 days after the Committee has made a final determination identifying the Participant’s Beneficiary.

7.2           Death of Participant After the Determination Date.  Upon the death of the Participant after the Determination Date, the Participant’s Beneficiary or Beneficiaries shall receive the balance, if any, of the distributions payable under the form of distribution then in effect with respect to the Participant.  If the Beneficiary is receiving benefits, the Beneficiary shall be entitled to designate a beneficiary for benefits payable upon the death of the Beneficiary.

7.3           Beneficiary Designation.  Each Participant (or Beneficiary) may designate a Beneficiary or Beneficiaries who shall receive the benefits payable under this Plan following the death of the Participant.  Any designation, or change or rescission of a beneficiary designation shall be made by the Participant’s completion, signature and submission to the Committee of the appropriate beneficiary designation form prescribed by the Committee.  A beneficiary designation form shall take effect as of the date the form is signed, provided that the Committee receives it before taking any action or making any payment to another Beneficiary named in accordance with this Plan and any procedures implemented by the Committee.  If any payment is made or other action is taken before the Committee receives a beneficiary designation form, any changes made on a form received thereafter will not be given any effect.  If a Participant (or Beneficiary) fails to designate a Beneficiary, or if all Beneficiaries named by the Participant (or Beneficiary) do not survive the Participant (or Beneficiary), the Participant’s (or Beneficiary’s) benefit will be paid to the Participant’s Beneficiary or Beneficiaries as determined under the terms of the Retirement Plan as of the date of the Participant’s death, but no later than the latest benefit commencement date with respect to the Participant under the Retirement Plan.  The designation by a Participant of the Participant’s spouse as a Beneficiary shall be considered automatically revoked as to that spouse upon the legal termination of the Participant’s marriage to that spouse unless a qualified domestic relations order that provides otherwise is received by the Committee a reasonable time before the benefits commence.

ARTICLE VIII
Administration

8.1           Authority of Committee.  The Committee shall administer this Plan.  The Committee shall have the full power, authority and discretion to interpret this Plan and to prescribe, amend and rescind rules and regulations relating to the administration of this Plan (including, but not limited to, procedures for submitting distribution election forms and the designation of beneficiaries), and all such interpretations, rules and regulations shall be conclusive and binding on all Participants.

8.2           Ability of Committee to Delegate Authority.  The Committee may employ agents, attorneys, accountants, or other persons and allocate or delegate to them powers, rights, and duties all as the Committee determines, in its sole discretion, may be necessary or advisable to properly carry out the administration of this Plan.

ARTICLE IX
Amendment or Termination

9.1           Authority to Amend or Terminate Plan.  The Company intends this Plan to be permanent but reserves the right to amend or terminate this Plan when, in the sole opinion of the Company, such amendment or termination is advisable.  Any such amendment or termination shall be made in accordance with a resolution of the Board of Directors of the Company.

9.2           Limitations on Amendment and Termination Authority.  No amendment or termination of this Plan shall directly or indirectly (a) deprive any current or former Participant or Beneficiary of all or any portion of any Special Retirement Benefit which commenced prior to the effective date of such amendment or termination or (b) reduce any Participant’s Unrestricted Benefit that had accrued as of such effective date.

ARTICLE X
Change In Control

10.1           Vesting.  Notwithstanding any provisions of the Plan to the contrary, if a Change in Control, as defined in Section 10.2, of the Corporation occurs, all Special Retirement Benefits accrued as of the date of the Change in Control shall be fully vested and non-forfeitable.

10.2           Definition.  A “Change in Control” of the Corporation shall be deemed to have occurred if and as of such date that (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Exchange Act”)), other than any Corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation or a trustee or other fiduciary holding securities under any employee benefit plan of the Corporation, becomes “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than one-third (⅓) of the then outstanding voting stock of the Corporation; or (ii) the consummation of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least two-thirds (⅔) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the consummation of the complete liquidation of the Corporation or the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation’s assets.

For purposes of this Section 10.2, “Board” shall mean the Board of Directors of the Corporation, and “Director” shall mean an individual who is a member of the Board.

ARTICLE XI
Claims Procedure

11.1           Procedure for Submitting a Claim for Benefits.  The following procedures shall apply with respect to claims for benefits under the Plan.

(a)
Any Participant or Beneficiary who believes he or she is entitled to receive a distribution under the Plan which he or she did not receive or that the amount calculated to be his or her Special Retirement Benefit is inaccurate, may file a written claim signed by the Participant, Beneficiary or authorized representative with the Administrator’s Director - Compensation and Executive Benefits, specifying the basis for the claim.  The Director - Compensation and Executive Benefits shall provide a claimant with written or electronic notification of its determination on the claim within ninety days after such claim was filed; provided, however, if the Director - Compensation and Executive Benefits determines special circumstances require an extension of time for processing the claim, the claimant shall receive within the initial ninety-day period a written notice of the extension for a period of up to ninety days from the end of the initial ninety day period.  The extension notice shall indicate the special circumstances requiring the extension and the date by which the Plan expects to render the benefit determination.

(b)
If the Director - Compensation and Executive Benefits renders an adverse benefit determination under Section 11.1(a), the notification to the claimant shall set forth, in a manner calculated to be understood by the claimant:

(1)	The specific reasons for the denial of the claim;

(2)	Specific reference to the provisions of the Plan upon which the denial of the claim was based;

(3)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

(4)
An explanation of the review procedure specified in Section 11.2, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended, following an adverse benefit determination on review.

11.2           Procedure for Appealing an Adverse Benefit Determination.  The following procedures shall apply with respect to the review on appeal of an adverse determination on a claim for benefits under the Plan.

(a)
Within sixty days after the receipt by the claimant of an adverse benefit determination, the claimant may appeal such denial by filing with the Committee a written request for a review of the claim.  If such an appeal is filed within the sixty day period, the Committee, or a duly appointed representative of the Committee, shall conduct a full and fair review of such claim that takes into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The claimant shall be entitled to submit written comments, documents, records and other information relating to the claim for benefits and shall be provided, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claimant’s claim for benefits.  If the claimant requests a hearing on the claim and the Committee concludes such a hearing is advisable and schedules such a hearing, the claimant shall have the opportunity to present the claimant’s case in person or by an authorized representative at such hearing.

(b)
The claimant shall be notified of the Committee’s benefit determination on review within sixty days after receipt of the claimant’s request for review, unless the Committee determines that special circumstances require an extension of time for processing the review.  If the Committee determines that such an extension is required, written notice of the extension shall be furnished to the claimant within the initial sixty-day period.  Any such extension shall not exceed a period of sixty days from the end of the initial period. The extension notice shall indicate the special circumstances requiring the extension and the date by which the Plan expects to render the benefit determination.

(c)
The Committee shall provide a claimant with written or electronic notification of the Plan’s benefit determination on review.  The determination of the Committee shall be final and binding on all interested parties.  Any adverse benefit determination on review shall set forth, in a manner calculated to be understood by the claimant:

(1)	The specific reason(s) for the adverse determination;

(2)	Reference to the specific provisions of the Plan on which the determination was based;

(3)
A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and

(4)	A statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

ARTICLE XII
Miscellaneous

12.1           No Right of Employment.  Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon a Participant any right to continue in the employ of the Company.

12.2           Incompetence.  In the event the Committee, in its sole discretion, shall find that a Participant, former Participant or Beneficiary is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, the Committee may direct that any payment due the Participant or the Beneficiary be paid, unless a prior claim shall have been made by a duly appointed legal representative, to the Participant’s Spouse, a child, a parent or other blood relative, or to a person with whom the Participant resides, and any such payment so made shall be a complete discharge of the liabilities of the Plan and the Company and the Participating Employer with respect to such Participant or Beneficiary.

12.3           Relationship with Retirement Plan.  Except as otherwise expressly provided herein, all terms, conditions and actuarial assumptions of the Retirement Plan applicable to benefits payable under the terms of the Retirement Plan shall also be applicable to the Special Retirement Benefits paid under the terms of the Plan.

12.4           Unsecured General Creditor.  The Special Retirement Benefits paid under the Plan shall not be funded, but shall constitute liabilities of the Participating Employers to be paid out of general corporate assets.  Nothing contained in the Plan shall constitute a guaranty by the Participating Employers or any other entity or person that the assets of a particular Participating Employer will be sufficient to pay any benefit hereunder.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of a Participating Employer.  For purposes of the payment of benefits under this Plan, any and all of a Participating Employer’s assets shall be, and remain, the general, unrestricted assets of the Participating Employer.  A Participating Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

12.5           Non-Assignability.  Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, mortgage or otherwise encumber, transfer, alienate or convey in advance of actual receipt, the amounts, if any, payable under this Plan.  Such amounts payable, or any part thereof, and all rights to such amounts payable are not assignable and are not transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person.  Additionally, no part of any amounts payable shall, prior to actual payment, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise, except that if necessary to comply with a “qualified domestic relations order,” as defined in ERISA Section 206(d), pursuant to which a court has determined that a Spouse or former Spouse of a Participant has an interest in the Participant’s benefits under the Plan, the Committee shall distribute the Spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to such Spouse or former Spouse in accordance with the Participant’s election under this Plan as to the time and form of payment; provided, however, that the Spouse’s or former Spouse’s benefit will be subject to the automatic cash-out provisions of Section 6.7 as a separate benefit.

12.6           Captions.  The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

12.7           Governing Law.  The Plan shall be construed and administered according to the applicable provisions of ERISA and the laws of the State of Ohio.

12.8           Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan.  Instead, this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

12.9           Successors.  The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

12.10         Notice.  Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

American Electric Power Service Corporation
Attn: Executive Benefits
One Riverside Plaza
Columbus, Ohio 43215

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.  Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

12.11         Tax Withholding.  There shall be deducted from each payment made under this Plan or any other compensation payable to the Participant (or Beneficiary) all taxes that are required to be withheld by the Company in respect to any payment under this Plan.  The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of such taxes.

Executed at Columbus, Ohio this 31st day December, 2008.

AEP UTILITIES, INC.

By: /s/ Genevieve A. Tuchow
Genevieve A. Tuchow, Vice President – Human Resources for the AEP System